POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Deirdre Cunnane, Sarah S. Kelleher, Jeff S. Prusnofsky, Amanda C. Quinn, Joanne Skerrett and Peter M. Sullivan, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 31, 2023, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ David DiPetrillo David DiPetrillo President (Principal Executive Officer)	March 14, 2023
/s/ James Windels James Windels Treasurer (Principal Financial and Accounting Officer)	March 14, 2023

/s/ Joseph S. DiMartino Joseph S. DiMartino Chairman of the Board	March 14, 2023

/s/ Peggy C. Davis Peggy C. Davis Board Member /s/ Gina D. France Gina D. France Board Member	March 14, 2023 March 14, 2023
/s/ Joan L. Gulley Joan L. Gulley Board Member	March 14, 2023
/s/ Robin A. Melvin Robin A. Melvin Board Member	March 14, 2023

ATTACHMENT A

BNY Mellon Advantage Funds, Inc.:
-BNY Mellon Dynamic Total Return Fund
-BNY Mellon Dynamic Value Fund
-BNY Mellon Global Dynamic Bond Income Fund
-BNY Mellon Global Real Return Fund
-BNY Mellon Opportunistic Midcap Value Fund
-BNY Mellon Opportunistic Small Cap Fund
-BNY Mellon Technology Growth Fund
BNY Mellon Index Funds, Inc.:
-BNY Mellon International Stock Index Fund
-BNY Mellon S&P 500 Index Fund
-BNY Mellon Smallcap Stock Index Fund
BNY Mellon Investment Funds V, Inc.
-BNY Mellon Diversified International Fund
-BNY Mellon Global Real Estate Securities Fund
-BNY Mellon Large Cap Equity Fund
BNY Mellon Investment Funds VI
BNY Mellon Balanced Opportunity Fund
BNY Mellon Midcap Index Fund, Inc.
BNY Mellon New Jersey Municipal Bond Fund, Inc.
BNY Mellon Research Growth Fund, Inc.
BNY Mellon Stock Index Fund, Inc.
BNY Mellon Variable Investment Fund
-Appreciation Portfolio
-Government Money Market Portfolio
-Growth and Income Portfolio
-Opportunistic Small Cap Portfolio